Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Third Quarter 2023

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Earnings Summary
Interest income - taxable equivalent	$1,779	$1,751	$1,654	$1,565	$1,355
Interest expense - taxable equivalent	475	358	224	151	81
Net interest income - taxable equivalent	1,304	1,393	1,430	1,414	1,274
Less: Taxable-equivalent adjustment	13	12	13	13	12
Net interest income	1,291	1,381	1,417	1,401	1,262
Provision for credit losses	145	118	135	112	135
Net interest income after provision for credit losses	1,146	1,263	1,282	1,289	1,127
Non-interest income	566	576	534	600	605
Non-interest expense	1,093	1,111	1,027	1,017	1,170
Income before income taxes	619	728	789	872	562
Income tax expense	129	147	177	187	133
Net income	$490	$581	$612	$685	$429
Net income available to common shareholders	$465	$556	$588	$660	$404

Weighted-average shares outstanding—during quarter:
Basic	939	939	935	934	934
Diluted	940	939	942	941	940

Earnings per common share - basic	$0.49	$0.59	$0.63	$0.71	$0.43
Earnings per common share - diluted	$0.49	$0.59	$0.62	$0.70	$0.43

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$98,942	$99,191	$98,057	$97,009	$94,711
Allowance for credit losses	(1,677)	(1,633)	(1,596)	(1,582)	(1,539)
Assets	153,624	155,656	154,135	155,220	157,798
Deposits	126,199	126,959	128,460	131,743	135,378
Long-term borrowings	4,290	4,293	2,307	2,284	2,274
Shareholders' equity	16,100	16,639	16,883	15,947	15,173
Average balances
Loans, net of unearned income	$98,785	$98,581	$97,277	$95,752	$94,684
Assets	153,484	153,774	153,082	155,668	158,422
Deposits	125,220	125,539	129,042	133,007	135,518
Long-term borrowings	4,295	3,517	2,286	2,275	2,319
Shareholders' equity	16,468	16,892	16,457	15,442	16,473

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Return on average assets* (1)	1.26%	1.52%	1.62%	1.75%	1.07%
Return on average common shareholders' equity*	12.45%	14.65%	16.10%	19.01%	10.82%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	20.58%	23.82%	26.70%	33.20%	18.02%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP)* (2)	14.58%	18.14%	19.85%	22.91%	14.42%
Efficiency ratio	58.5%	56.4%	52.3%	50.5%	62.3%
Adjusted efficiency ratio (non-GAAP) (2)	58.2%	56.4%	52.2%	51.6%	52.6%
Dividend payout ratio (3)	48.5%	33.7%	31.8%	28.3%	46.2%
Common book value per share	$15.38	$15.95	$16.29	$15.29	$14.46
Tangible common book value per share (non-GAAP) (2)	$9.16	$9.72	$10.01	$9.00	$8.15
Total equity to total assets	10.48%	10.69%	10.95%	10.27%	9.62%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	5.82%	6.09%	6.31%	5.63%	5.01%
Common equity (4)	$13,056	$12,786	$12,420	$12,066	$11,554
Total risk-weighted assets (4)	$126,667	$126,947	$125,747	$125,752	$124,395
Common equity Tier 1 ratio (4)	10.3%	10.1%	9.9%	9.6%	9.3%
Tier 1 capital ratio (4)	11.6%	11.4%	11.2%	10.9%	10.6%
Total risk-based capital ratio (4)	13.4%	13.1%	12.9%	12.5%	12.3%
Leverage ratio (4)	9.7%	9.5%	9.3%	8.9%	8.5%
Effective tax rate	20.9%	20.2%	22.4%	21.5%	23.7%
Allowance for credit losses as a percentage of loans, net of unearned income	1.70%	1.65%	1.63%	1.63%	1.63%
Allowance for credit losses to non-performing loans, excluding loans held for sale	261%	332%	288%	317%	311%
Net interest margin (FTE)*	3.73%	4.04%	4.22%	3.99%	3.53%
Loans, net of unearned income, to total deposits	78.4%	78.1%	76.3%	73.6%	70.0%
Net charge-offs as a percentage of average loans*	0.40%	0.33%	0.35%	0.29%	0.46%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) * (2)	0.40%	0.33%	0.35%	0.29%	0.19%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.65%	0.50%	0.56%	0.52%	0.52%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.67%	0.51%	0.58%	0.53%	0.54%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	0.81%	0.64%	0.71%	0.75%	0.65%
Associate headcount—full-time equivalent	20,257	20,349	20,113	20,073	19,950
ATMs	2,022	2,025	2,034	2,039	2,043
Branch Statistics
Full service	1,243	1,245	1,251	1,252	1,259
Drive-through/transaction service only	29	31	34	34	35
Total branch outlets	1,272	1,276	1,285	1,286	1,294

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 12, 16, 17, 18 and 20.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 21 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Assets:
Cash and due from banks	$1,554	$2,480	$2,395	$1,997	$2,117
Interest-bearing deposits in other banks	7,462	7,406	6,438	9,230	13,549
Debt securities held to maturity	763	777	790	801	817
Debt securities available for sale	26,228	27,296	28,230	27,933	28,126
Loans held for sale	459	554	564	354	720
Loans, net of unearned income	98,942	99,191	98,057	97,009	94,711
Allowance for loan losses	(1,547)	(1,513)	(1,472)	(1,464)	(1,418)
Net loans	97,395	97,678	96,585	95,545	93,293
Other earning assets	1,552	1,563	1,335	1,308	1,341
Premises and equipment, net	1,616	1,622	1,705	1,718	1,744
Interest receivable	625	575	538	511	424
Goodwill	5,733	5,733	5,733	5,733	5,739
Residential mortgage servicing rights at fair value (MSRs)	932	801	790	812	809
Other identifiable intangible assets, net	216	226	238	249	266
Other assets	9,089	8,945	8,794	9,029	8,853
Total assets	$153,624	$155,656	$154,135	$155,220	$157,798
Liabilities and Equity:
Deposits:
Non-interest-bearing	$44,640	$46,898	$49,647	$51,348	$54,996
Interest-bearing	81,559	80,061	78,813	80,395	80,382
Total deposits	126,199	126,959	128,460	131,743	135,378
Borrowed funds:
Short-term borrowings	2,000	3,000	2,000	—	—
Long-term borrowings	4,290	4,293	2,307	2,284	2,274
Other liabilities	5,010	4,743	4,466	5,242	4,973
Total liabilities	137,499	138,995	137,233	139,269	142,625
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,996	11,979	11,996	11,988	11,976
Retained earnings	8,042	7,802	7,433	7,004	6,531
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	(4,236)	(3,440)	(2,844)	(3,343)	(3,632)
Total shareholders’ equity	16,100	16,639	16,883	15,947	15,173
Noncontrolling interest	25	22	19	4	—
Total equity	16,125	16,661	16,902	15,951	15,173
Total liabilities and equity	$153,624	$155,656	$154,135	$155,220	$157,798

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
End of Period Loans

	As of
						9/30/2023		9/30/2023
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	vs. 6/30/2023		vs. 9/30/2022
Commercial and industrial	$51,604	$52,300	$51,811	$50,905	$49,591	$(696)	(1.3)%	$2,013	4.1%
Commercial real estate mortgage—owner-occupied	4,833	4,797	4,938	5,103	5,167	36	0.8%	(334)	(6.5)%
Commercial real estate construction—owner-occupied	270	292	306	298	282	(22)	(7.5)%	(12)	(4.3)%
Total commercial	56,707	57,389	57,055	56,306	55,040	(682)	(1.2)%	1,667	3.0%
Commercial investor real estate mortgage	6,436	6,500	6,392	6,393	6,295	(64)	(1.0)%	141	2.2%
Commercial investor real estate construction	2,301	2,132	2,040	1,986	1,824	169	7.9%	477	26.2%
Total investor real estate	8,737	8,632	8,432	8,379	8,119	105	1.2%	618	7.6%
Total business	65,444	66,021	65,487	64,685	63,159	(577)	(0.9)%	2,285	3.6%
Residential first mortgage	20,059	19,755	19,172	18,810	18,399	304	1.5%	1,660	9.0%
Home equity—lines of credit (1)	3,240	3,313	3,397	3,510	3,521	(73)	(2.2)%	(281)	(8.0)%
Home equity—closed-end (2)	2,428	2,425	2,446	2,489	2,515	3	0.1%	(87)	(3.5)%
Consumer credit card	1,261	1,231	1,219	1,248	1,186	30	2.4%	75	6.3%
Other consumer—exit portfolios (3)	356	416	488	570	662	(60)	(14.4)%	(306)	(46.2)%
Other consumer	6,154	6,030	5,848	5,697	5,269	124	2.1%	885	16.8%
Total consumer	33,498	33,170	32,570	32,324	31,552	328	1.0%	1,946	6.2%
Total Loans	$98,942	$99,191	$98,057	$97,009	$94,711	$(249)	(0.3)%	$4,231	4.5%
______
(1)     The balance of Regions' home equity lines of credit consists of $1,621 million of first lien and $1,619 million of second lien at 9/30/2023.
(2)    The balance of Regions' closed-end home equity loans consists of $2,095 million of first lien and $333 million of second lien at 9/30/2023.
(3)    Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

	As of
End of Period Loans by Percentage	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Commercial and industrial	52.2%	52.7%	52.8%	52.5%	52.4%
Commercial real estate mortgage—owner-occupied	5.0%	4.9%	5.0%	5.3%	5.5%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.3%
Total commercial	57.5%	57.9%	58.1%	58.1%	58.2%
Commercial investor real estate mortgage	6.5%	6.6%	6.5%	6.6%	6.6%
Commercial investor real estate construction	2.3%	2.1%	2.1%	2.0%	1.9%
Total investor real estate	8.8%	8.7%	8.6%	8.6%	8.5%
Total business	66.3%	66.6%	66.7%	66.7%	66.7%
Residential first mortgage	20.3%	19.9%	19.6%	19.4%	19.4%
Home equity—lines of credit	3.3%	3.3%	3.5%	3.6%	3.7%
Home equity—closed-end	2.5%	2.4%	2.5%	2.6%	2.7%
Consumer credit card	1.3%	1.2%	1.2%	1.3%	1.3%
Other consumer—exit portfolios	0.4%	0.4%	0.5%	0.6%	0.7%
Other consumer	5.9%	6.2%	6.0%	5.8%	5.5%
Total consumer	33.7%	33.4%	33.3%	33.3%	33.3%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	3Q23	2Q23	1Q23	4Q22	3Q22	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Commercial and industrial	$51,721	$52,039	$51,158	$50,135	$49,120	$(318)	(0.6)%	$2,601	5.3%
Commercial real estate mortgage—owner-occupied	4,824	4,905	5,013	5,073	5,167	(81)	(1.7)%	(343)	(6.6)%
Commercial real estate construction—owner-occupied	276	292	292	289	274	(16)	(5.5)%	2	0.7%
Total commercial	56,821	57,236	56,463	55,497	54,561	(415)	(0.7)%	2,260	4.1%
Commercial investor real estate mortgage	6,333	6,459	6,444	6,406	6,115	(126)	(2.0)%	218	3.6%
Commercial investor real estate construction	2,284	2,023	1,960	1,884	1,764	261	12.9%	520	29.5%
Total investor real estate	8,617	8,482	8,404	8,290	7,879	135	1.6%	738	9.4%
Total business	65,438	65,718	64,867	63,787	62,440	(280)	(0.4)%	2,998	4.8%
Residential first mortgage	19,914	19,427	18,957	18,595	18,125	487	2.5%	1,789	9.9%
Home equity—lines of credit	3,270	3,354	3,460	3,520	3,531	(84)	(2.5)%	(261)	(7.4)%
Home equity—closed-end	2,418	2,431	2,461	2,497	2,519	(13)	(0.5)%	(101)	(4.0)%
Consumer credit card	1,245	1,217	1,214	1,207	1,176	28	2.3%	69	5.9%
Other consumer—exit portfolios (1)	384	450	527	613	716	(66)	(14.7)%	(332)	(46.4)%
Other consumer	6,116	5,984	5,791	5,533	6,177	132	2.2%	(61)	(1.0)%
Total consumer	33,347	32,863	32,410	31,965	32,244	484	1.5%	1,103	3.4%
Total Loans	$98,785	$98,581	$97,277	$95,752	$94,684	$204	0.2%	$4,101	4.3%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2023	2022	2023 vs. 2022
Commercial and industrial	$51,641	$46,569	$5,072	10.9%
Commercial real estate mortgage—owner-occupied	4,913	5,202	(289)	(5.6)%
Commercial real estate construction—owner-occupied	287	272	15	5.5%
Total commercial	56,841	52,043	4,798	9.2%
Commercial investor real estate mortgage	6,412	5,799	613	10.6%
Commercial investor real estate construction	2,090	1,667	423	25.4%
Total investor real estate	8,502	7,466	1,036	13.9%
Total business	65,343	59,509	5,834	9.8%
Residential first mortgage	19,436	17,732	1,704	9.6%
Home equity—lines of credit	3,360	3,589	(229)	(6.4)%
Home equity—closed-end	2,437	2,509	(72)	(2.9)%
Consumer credit card	1,225	1,155	70	6.1%
Other consumer—exit portfolios (1)	454	845	(391)	(46.3)%
Other consumer	5,965	5,773	192	3.3%
Total consumer	32,877	31,603	1,274	4.0%
Total Loans	$98,220	$91,112	$7,108	7.8%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew a third party relationship in the fourth quarter of 2019.

.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
End of Period Deposits

	As of
						9/30/2023		9/30/2023
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	vs. 6/30/2023		vs. 9/30/2022
Interest-free deposits	$44,640	$46,898	$49,647	$51,348	$54,996	$(2,258)	(4.8)%	$(10,356)	(18.8)%
Interest-bearing checking	22,428	22,892	24,066	25,676	26,500	(464)	(2.0)%	(4,072)	(15.4)%
Savings	13,292	14,217	15,286	15,662	16,083	(925)	(6.5)%	(2,791)	(17.4)%
Money market—domestic	32,646	32,230	31,688	33,285	32,444	416	1.3%	202	0.6%
Time deposits	13,193	10,722	7,773	5,772	5,355	2,471	23.0%	7,838	146.4%
Total Deposits	$126,199	$126,959	$128,460	$131,743	$135,378	$(760)	(0.6)%	$(9,179)	(6.8)%

	As of
						9/30/2023		9/30/2023
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	vs. 6/30/2023		vs. 9/30/2022
Consumer Bank Segment	$80,980	$81,554	$83,296	$83,487	$85,455	$(574)	(0.7)%	$(4,475)	(5.2)%
Corporate Bank Segment	34,650	35,332	35,185	37,145	38,293	(682)	(1.9)%	(3,643)	(9.5)%
Wealth Management Segment	7,791	7,176	7,941	9,111	9,400	615	8.6%	(1,609)	(17.1)%
Other (1)(2)	2,778	2,897	2,038	2,000	2,230	(119)	(4.1)%	548	24.6%
Total Deposits	$126,199	$126,959	$128,460	$131,743	$135,378	$(760)	(0.6)%	$(9,179)	(6.8)%

	As of
						9/30/2023		9/30/2023
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	vs. 6/30/2023		vs. 9/30/2022
Wealth Management - Private Wealth	$6,706	$6,552	$7,238	$8,196	$8,565	$154	2.4%	$(1,859)	(21.7)%
Wealth Management - Institutional Services	1,085	624	703	915	835	461	73.9%	250	29.9%
Total Wealth Management Segment Deposits	$7,791	$7,176	$7,941	$9,111	$9,400	$615	8.6%	$(1,609)	(17.1)%

	As of
End of Period Deposits by Percentage	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Interest-free deposits	35.4%	36.9%	38.6%	39.0%	40.6%
Interest-bearing checking	17.8%	18.0%	18.7%	19.5%	19.6%
Savings	10.5%	11.2%	11.9%	11.9%	11.9%
Money market—domestic	25.9%	25.4%	24.7%	25.3%	24.0%
Time deposits	10.4%	8.5%	6.1%	4.3%	3.9%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and included additional wholesale funding arrangements in the second quarter of 2023.
(2)Includes brokered deposits totaling $1.9 billion at 9/30/2023, $2.0 billion at 6/30/2023, $1.1 billion at 3/31/2023, $1.2 billion at 12/31/2022 and $1.3 billion at 9/30/2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	3Q23	2Q23	1Q23	4Q22	3Q22	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Interest-free deposits	$44,748	$47,178	$49,592	$53,107	$55,806	$(2,430)	(5.2)%	$(11,058)	(19.8)%
Interest-bearing checking	22,499	22,979	24,697	25,379	26,665	(480)	(2.1)%	(4,166)	(15.6)%
Savings	13,715	14,701	15,418	15,840	16,176	(986)	(6.7)%	(2,461)	(15.2)%
Money market—domestic	32,146	31,567	32,522	33,219	31,520	579	1.8%	626	2.0%
Time deposits	12,112	9,114	6,813	5,462	5,351	2,998	32.9%	6,761	126.4%
Total Deposits	$125,220	$125,539	$129,042	$133,007	$135,518	$(319)	(0.3)%	(10,298)	(7.6)%

	Average Balances
($ amounts in millions)	3Q23	2Q23	1Q23	4Q22	3Q22	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Consumer Bank Segment	$80,036	$80,999	$82,200	$83,555	$84,741	$(963)	(1.2)%	$(4,705)	(5.6)%
Corporate Bank Segment	34,924	34,860	36,273	38,176	39,058	64	0.2%	(4,134)	(10.6)%
Wealth Management Segment	7,451	7,470	8,463	9,065	9,467	(19)	(0.3)%	(2,016)	(21.3)%
Other (1)	2,809	2,210	2,106	2,211	2,252	599	27.1%	557	24.7%
Total Deposits	$125,220	$125,539	$129,042	$133,007	$135,518	$(319)	(0.3)%	$(10,298)	(7.6)%

	Average Balances
($ amounts in millions)	3Q23	2Q23	1Q23	4Q22	3Q22	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Wealth Management - Private Wealth	$6,701	$6,855	$7,785	$8,367	$8,792	$(154)	(2.2)%	$(2,091)	(23.8)%
Wealth Management - Institutional Services	750	615	678	698	675	135	22.0%	75	11.1%
Total Wealth Management Segment Deposits	$7,451	$7,470	$8,463	$9,065	$9,467	$(19)	(0.3)%	$(2,016)	(21.3)%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2023	2022	2023 vs. 2022
Interest-free deposits	$47,155	$57,603	$(10,448)	(18.1)%
Interest-bearing checking	23,383	27,319	(3,936)	(14.4)%
Savings	14,605	15,974	(1,369)	(8.6)%
Money market—domestic	32,077	31,423	654	2.1%
Time deposits	9,366	5,617	3,749	66.7%
Total Deposits	$126,586	$137,936	$(11,350)	(8.2)%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2023	2022	2023 vs. 2022
Consumer Bank Segment	$81,070	$84,346	$(3,276)	(3.9)%
Corporate Bank Segment	35,348	41,144	(5,796)	(14.1)%
Wealth Management Segment	7,791	10,000	(2,209)	(22.1)%
Other (1)	2,377	2,446	(69)	(2.8)%
Total Deposits	$126,586	$137,936	$(11,350)	(8.2)%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2023	2022	2023 vs. 2022
Wealth Management - Private Wealth	$7,110	$9,252	$(2,142)	(23.2)%
Wealth Management - Institutional Services	681	748	(67)	(9.0)%
Total Wealth Management Segment Deposits	$7,791	$10,000	$(2,209)	(22.1)%
________
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and included additional wholesale funding arrangements in the second quarter of 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Interest income on:
Loans, including fees	$1,462	$1,454	$1,360	$1,208	$1,072
Debt securities	185	185	187	222	171
Loans held for sale	14	10	7	9	8
Other earning assets	105	90	87	113	92
Total interest income	1,766	1,739	1,641	1,552	1,343
Interest expense on:
Deposits	367	260	179	114	50
Short-term borrowings	39	42	5	—	—
Long-term borrowings	69	56	40	37	31
Total interest expense	475	358	224	151	81
Net interest income	1,291	1,381	1,417	1,401	1,262
Provision for credit losses	145	118	135	112	135
Net interest income after provision for credit losses	1,146	1,263	1,282	1,289	1,127
Non-interest income:
Service charges on deposit accounts	142	152	155	152	156
Card and ATM fees	126	130	121	130	126
Wealth management income	112	110	112	108	108
Capital markets income	64	68	42	61	93
Mortgage income	28	26	24	24	37
Securities gains (losses), net	(1)	—	(2)	—	(1)
Other	95	90	82	125	86
Total non-interest income	566	576	534	600	605
Non-interest expense:
Salaries and employee benefits	589	603	616	604	593
Equipment and software expense	107	101	102	102	98
Net occupancy expense	72	73	73	74	76
Other	325	334	236	237	403
Total non-interest expense	1,093	1,111	1,027	1,017	1,170
Income before income taxes	619	728	789	872	562
Income tax expense	129	147	177	187	133
Net income	$490	$581	$612	$685	$429
Net income available to common shareholders	$465	$556	$588	$660	$404
Weighted-average shares outstanding—during quarter:
Basic	939	939	935	934	934
Diluted	940	939	942	941	940
Actual shares outstanding—end of quarter	939	939	935	934	934
Earnings per common share: (1)
Basic	$0.49	$0.59	$0.63	$0.71	$0.43
Diluted	$0.49	$0.59	$0.62	$0.70	$0.43
Taxable-equivalent net interest income	$1,304	$1,393	$1,430	$1,414	$1,274
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Nine Months Ended September 30
($ amounts in millions, except per share data)	2023	2022
Interest income on:
Loans, including fees	$4,276	$2,880
Debt securities	557	466
Loans held for sale	31	27
Other earning assets	282	177
Total interest income	5,146	3,550
Interest expense on:
Deposits	806	83
Short-term borrowings	86	—
Long-term borrowings	165	82
Total interest expense	1,057	165
Net interest income	4,089	3,385
Provision for credit losses	398	159
Net interest income after provision for credit losses	3,691	3,226
Non-interest income:
Service charges on deposit accounts	449	489
Card and ATM fees	377	383
Wealth management income	334	311
Capital markets income	174	278
Mortgage income	78	132
Securities gains (losses), net	(3)	(1)
Other	267	237
Total non-interest income	1,676	1,829
Non-interest expense:
Salaries and employee benefits	1,808	1,714
Equipment and software expense	310	290
Net occupancy expense	218	226
Other	895	821
Total non-interest expense	3,231	3,051
Income before income taxes	2,136	2,004
Income tax expense	453	444
Net income	$1,683	$1,560
Net income available to common shareholders	$1,609	$1,486
Weighted-average shares outstanding—during year:
Basic	938	936
Diluted	940	942
Actual shares outstanding—end of period	939	934
Earnings per common share:
Basic	$1.72	$1.59
Diluted	$1.71	$1.58
Taxable-equivalent net interest income	$4,127	$3,419

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	9/30/2023			6/30/2023
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.32%	$1	$—	5.02%
Debt securities (2)	31,106	185	2.38	31,588	185	2.35
Loans held for sale	910	14	5.99	539	10	7.11
Loans, net of unearned income:
Commercial and industrial (3)	51,721	804	6.14	52,039	820	6.29
Commercial real estate mortgage—owner-occupied (4)	4,824	58	4.72	4,905	64	5.13
Commercial real estate construction—owner-occupied	276	4	5.74	292	4	5.73
Commercial investor real estate mortgage	6,333	113	6.95	6,459	110	6.74
Commercial investor real estate construction	2,284	46	7.84	2,023	38	7.55
Residential first mortgage	19,914	179	3.59	19,427	169	3.48
Home equity	5,688	94	6.63	5,785	90	6.22
Consumer credit card	1,245	48	15.57	1,217	46	15.10
Other consumer—exit portfolios	384	6	6.35	450	7	6.31
Other consumer	6,116	123	7.93	5,984	118	7.91
Total loans, net of unearned income	98,785	1,475	5.91	98,581	1,466	5.94
Interest-bearing deposits in other banks	6,374	90	5.56	6,111	79	5.21
Other earning assets	1,465	15	4.09	1,411	11	3.05
Total earning assets	138,641	1,779	5.08	138,231	1,751	5.06
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,626)			(3,064)
Allowance for loan losses	(1,526)			(1,497)
Cash and due from banks	2,165			2,320
Other non-earning assets	17,830			17,784
	$153,484			$153,774
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$13,715	4	0.12	$14,701	5	0.12
Interest-bearing checking	22,499	74	1.31	22,979	63	1.09
Money market	32,146	179	2.20	31,567	130	1.66
Time deposits	12,112	110	3.59	9,114	62	2.74
Total interest-bearing deposits (5)	80,472	367	1.81	78,361	260	1.33
Federal funds purchased and securities sold under agreements to repurchase	8	—	5.46	17	—	5.23
Short-term borrowings	2,794	39	5.48	3,242	42	5.06
Long-term borrowings	4,295	69	6.31	3,517	56	6.42
Total interest-bearing liabilities	87,569	475	2.15	85,137	358	1.69
Non-interest-bearing deposits (5)	44,748	—	—	47,178	—	—
Total funding sources	132,317	475	1.42	132,315	358	1.08
Net interest spread (2)			2.93			3.37
Other liabilities	4,677			4,548
Shareholders’ equity	16,468			16,892
Noncontrolling interest	22			19
	$153,484			$153,774
Net interest income/margin FTE basis (2)		$1,304	3.73%		$1,393	4.04%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging expense of $73 million for the quarter ended September 30, 2023 and $29 million for the quarter ended June 30, 2023.
(4) Interest income includes hedging expense of $9 million for the quarter ended September 30, 2023 and $3 million for the quarter ended June 30, 2023.
(5) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.16% for the quarter ended September 30, 2023 and 0.83% for the quarter ended June 30, 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	3/31/2023			12/31/2022			9/30/2022
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$1	$—	3.56%	$1	$—	2.43%
Debt securities (2)(3)	32,044	187	2.33	32,213	222	2.75	32,101	171	2.12
Loans held for sale	389	7	7.23	537	9	6.53	539	8	6.09
Loans, net of unearned income:
Commercial and industrial (4)	51,158	763	6.02	50,135	647	5.10	49,120	549	4.42
Commercial real estate mortgage—owner-occupied (5)	5,013	61	4.88	5,073	55	4.27	5,167	56	4.20
Commercial real estate construction—owner-occupied	292	4	5.26	289	4	4.96	274	3	4.53
Commercial investor real estate mortgage	6,444	100	6.23	6,406	89	5.43	6,115	64	4.06
Commercial investor real estate construction	1,960	35	7.09	1,884	30	6.24	1,764	22	4.77
Residential first mortgage	18,957	161	3.40	18,595	155	3.33	18,125	147	3.24
Home equity	5,921	88	5.93	6,017	81	5.31	6,050	68	4.49
Consumer credit card	1,214	45	14.93	1,207	44	14.34	1,176	40	13.79
Other consumer—exit portfolios	527	8	6.20	613	9	6.07	716	10	5.72
Other consumer	5,791	108	7.56	5,533	107	7.77	6,177	125	8.03
Total loans, net of unearned income	97,277	1,373	5.68	95,752	1,221	5.05	94,684	1,084	4.53
Interest-bearing deposits in other banks	6,508	72	4.49	10,600	100	3.74	14,353	81	2.25
Other earning assets	1,340	15	4.70	1,380	13	3.76	1,379	11	3.34
Total earning assets	137,558	1,654	4.84	140,483	1,565	4.42	143,057	1,355	3.76
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,081)			(3,582)			(2,389)
Allowance for loan losses	(1,427)			(1,447)			(1,432)
Cash and due from banks	2,360			2,406			2,291
Other non-earning assets	17,672			17,808			16,895
	$153,082			$155,668			$158,422
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$15,418	4	0.11	$15,840	4	0.10	$16,176	5	0.11
Interest-bearing checking	24,697	54	0.89	25,379	42	0.65	26,665	22	0.33
Money market	32,522	91	1.13	33,219	57	0.69	31,520	17	0.22
Time deposits	6,813	30	1.80	5,462	11	0.80	5,351	6	0.45
Total interest-bearing deposits (6)	79,450	179	0.91	79,900	114	0.57	79,712	50	0.25
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	39	—	3.73	—	—	—
Short-term borrowings	400	5	4.92	—	—	—	30	—	0.23
Long-term borrowings	2,286	40	6.91	2,275	37	6.38	2,319	31	5.39
Total interest-bearing liabilities	82,136	224	1.10	82,214	151	0.73	82,061	81	0.39
Non-interest-bearing deposits (6)	49,592	—	—	53,107	—	—	55,806	—	—
Total funding sources	131,728	224	0.69	135,321	151	0.44	137,867	81	0.23
Net interest spread (2)			3.73			3.69			3.36
Other liabilities	4,891			4,904			4,082
Shareholders’ equity	16,457			15,442			16,473
Noncontrolling interest	6			1			—
	$153,082			$155,668			$158,422
Net interest income/margin FTE basis (2)		$1,430	4.22%		$1,414	3.99%		$1,274	3.53%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $40 million for the quarter ended December 31, 2022. Hedging income for the quarter ended December 31, 2022 reflects strategies designed to accelerate hedge notional maturities through the use of pay-fixed swaps. Benefits migrated from securities to loans in the first quarter of 2023.
(4) Interest income includes hedging expense of $13 million for the quarter ended March 31, 2023, $43 million for the quarter ended December 31, 2022, and none for the quarter ended September 30, 2022.
(5) Interest income includes hedging expense of $2 million for the quarter ended March 31, 2023, $5 million for the quarter ended December 31, 2022, and none for the quarter ended September 30, 2022.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.56% for the quarter ended March 31, 2023, 0.34% for the quarter ended December 31, 2022 and 0.15% for the quarter ended September 30, 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Net income available to common shareholders (GAAP)	$465	$556	$588	$660	$404	$(91)	(16.4)%	$61	15.1%
Preferred dividends (GAAP)	25	25	24	25	25	—	—%	—	—%
Income tax expense (GAAP)	129	147	177	187	133	(18)	(12.2)%	(4)	(3.0)%
Income before income taxes (GAAP)	619	728	789	872	562	(109)	(15.0)%	57	10.1%
Provision for credit losses (GAAP)	145	118	135	112	135	27	22.9%	10	7.4%
Pre-tax pre-provision income (non-GAAP)	764	846	924	984	697	(82)	(9.7)%	67	9.6%
Other adjustments:
Securities (gains) losses, net	1	—	2	—	1	1	NM	—	—%
Leveraged lease termination gains, net	—	—	(1)	—	—	—	NM	—	NM
Insurance proceeds (1)	—	—	—	(50)	—	—	NM	—	NM
Salaries and employee benefits—severance charges	3	—	—	—	—	3	NM	3	NM
Branch consolidation, property and equipment charges	1	1	2	5	3	—	—%	(2)	(66.7)%
Professional, legal and regulatory expenses (1)	—	—	—	—	179	—	NM	(179)	(100.0)%
Total other adjustments	5	1	3	(45)	183	4	400.0%	(178)	(97.3)%
Adjusted pre-tax pre-provision income (non-GAAP)	$769	$847	$927	$939	$880	$(78)	(9.2)%	$(111)	(12.6)%

______
NM - Not meaningful
(1) In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Service charges on deposit accounts	$142	$152	$155	$152	$156	$(10)	(6.6)%	$(14)	(9.0)%
Card and ATM fees	126	130	121	130	126	(4)	(3.1)%	—	—%
Wealth management income	112	110	112	108	108	2	1.8%	4	3.7%
Capital markets income (1)	64	68	42	61	93	(4)	(5.9)%	(29)	(31.2)%
Mortgage income	28	26	24	24	37	2	7.7%	(9)	(24.3)%
Commercial credit fee income	24	28	26	25	26	(4)	(14.3)%	(2)	(7.7)%
Bank-owned life insurance	20	19	17	17	15	1	5.3%	5	33.3%
Market value adjustments on employee benefit assets (2)	4	—	(1)	(9)	(5)	4	NM	9	180.0%
Securities gains (losses), net	(1)	—	(2)	—	(1)	(1)	NM	—	—%
Insurance proceeds (3)	—	—	—	50	—	—	—%	—	—%
Other miscellaneous income	47	43	40	42	50	4	9.3%	(3)	(6.0)%
Total non-interest income	$566	$576	$534	$600	$605	$(10)	(1.7)%	$(39)	(6.4)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Production and sales	$10	$18	$13	$11	$18	$(8)	(44.4)%	$(8)	(44.4)%
Loan servicing	42	39	38	42	40	3	7.7%	2	5.0%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	45	8	(12)	—	28	37	462.5%	17	60.7%
MSRs hedge gain (loss)	(41)	(12)	9	(6)	(26)	(29)	(241.7)%	(15)	(57.7)%
MSRs change due to payment decay	(28)	(27)	(24)	(23)	(23)	(1)	(3.7)%	(5)	(21.7)%
MSR and related hedge impact	(24)	(31)	(27)	(29)	(21)	7	22.6%	(3)	(14.3)%
Total mortgage income	$28	$26	$24	$24	$37	$2	7.7%	$(9)	(24.3)%

Mortgage production - portfolio	$762	$970	$580	$712	$997	$(208)	(21.4)%	$(235)	(23.6)%
Mortgage production - agency/secondary market	408	450	302	314	526	(42)	(9.3)%	(118)	(22.4)%
Total mortgage production	$1,170	$1,420	$882	$1,026	$1,523	$(250)	(17.6)%	$(353)	(23.2)%

Mortgage production - purchased	90.7%	91.3%	88.3%	87.9%	88.1%
Mortgage production - refinanced	9.3%	8.7%	11.7%	12.1%	11.9%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Investment management and trust fee income	$79	$77	$76	$76	$74	$2	2.6%	$5	6.8%
Investment services fee income	33	33	36	32	34	—	—%	(1)	(2.9)%
Total wealth management income (4)	$112	$110	$112	$108	$108	$2	1.8%	$4	3.7%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Capital markets income	$64	$68	$42	$61	$93	$(4)	(5.9)%	$(29)	(31.2)%
Less: Valuation adjustments on customer derivatives (5)	(3)	(9)	(33)	(11)	21	6	66.7%	(24)	(114.3)%
Capital markets income excluding valuation adjustments	$67	$77	$75	$72	$72	$(10)	(13.0)%	$(5)	(6.9)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Non-Interest Income

($ amounts in millions)	Nine Months Ended		Year-to-Date Change 9/30/2023 vs. 9/30/2022
	9/30/2023	9/30/2022	Amount	Percent
Service charges on deposit accounts	$449	$489	$(40)	(8.2)%
Card and ATM fees	377	383	(6)	(1.6)%
Wealth management income	334	311	23	7.4%
Capital markets income (1)	174	278	(104)	(37.4)%
Mortgage income	78	132	(54)	(40.9)%
Commercial credit fee income	78	71	7	9.9%
Bank-owned life insurance	56	45	11	24.4%
Market value adjustments on employee benefit assets (2)	3	(36)	39	108.3%
Securities gains (losses), net	(3)	(1)	(2)	(200.0)%
Other miscellaneous income	130	157	(27)	(17.2)%
Total non-interest income	$1,676	$1,829	$(153)	(8.4)%
Mortgage Income

	Nine Months Ended		Year-to-Date Change 9/30/2023 vs. 9/30/2022
($ amounts in millions)	9/30/2023	9/30/2022	Amount	Percent
Production and sales	$41	$84	$(43)	(51.2)%
Loan servicing	119	95	24	25.3%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	41	127	(86)	(67.7)%
MSRs hedge gain (loss)	(44)	(119)	75	63.0%
MSRs change due to payment decay	(79)	(55)	(24)	(43.6)%
MSR and related hedge impact	(82)	(47)	(35)	(74.5)%
Total mortgage income	$78	$132	$(54)	(40.9)%

Mortgage production - portfolio	$2,312	$3,295	$(983)	(29.8)%
Mortgage production - agency/secondary market	1,160	2,025	(865)	(42.7)%
Total mortgage production	$3,472	$5,320	$(1,848)	(34.7)%

Mortgage production - purchased	90.3%	78.5%
Mortgage production - refinanced	9.7%	21.5%
Wealth Management Income

	Nine Months Ended		Year-to-Date Change 9/30/2023 vs. 9/30/2022
($ amounts in millions)	9/30/2023	9/30/2022	Amount	Percent
Investment management and trust fee income	$232	$221	$11	5.0%
Investment services fee income	102	90	12	13.3%
Total wealth management income (3)	$334	$311	$23	7.4%
Capital Markets Income

	Nine Months Ended		Year-to-Date Change 9/30/2023 vs. 9/30/2022
($ amounts in millions)	9/30/2023	9/30/2022	Amount	Percent
Capital markets income	$174	$278	$(104)	(37.4)%
Less: Valuation adjustments on customer derivatives (4)	(45)	47	(92)	(195.7)%
Capital markets income excluding valuation adjustments	$219	$231	$(12)	(5.2)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Salaries and employee benefits	$589	$603	$616	$604	$593	$(14)	(2.3)%	$(4)	(0.7)%
Equipment and software expense	107	101	102	102	98	6	5.9%	9	9.2%
Net occupancy expense	72	73	73	74	76	(1)	(1.4)%	(4)	(5.3)%
Outside services	39	42	39	41	40	(3)	(7.1)%	(1)	(2.5)%
Marketing	26	26	27	27	29	—	—%	(3)	(10.3)%
Professional, legal and regulatory expenses	27	20	19	23	199	7	35.0%	(172)	(86.4)%
Credit/checkcard expenses	16	15	14	14	13	1	6.7%	3	23.1%
FDIC insurance assessments	27	29	25	18	16	(2)	(6.9)%	11	68.8%
Visa class B shares expense	5	9	8	7	3	(4)	(44.4)%	2	66.7%
Operational losses	75	95	13	18	13	(20)	(21.1)%	62	476.9%
Branch consolidation, property and equipment charges	1	1	2	5	3	—	—%	(2)	(66.7)%
Other miscellaneous expenses	109	97	89	84	87	12	12.4%	22	25.3%
Total non-interest expense	$1,093	$1,111	$1,027	$1,017	$1,170	$(18)	(1.6)%	$(77)	(6.6)%

	Nine Months Ended		Year-to-Date Change 9/30/2023 vs. 9/30/2022
($ amounts in millions)	9/30/2023	9/30/2022	Amount	Percent
Salaries and employee benefits	$1,808	$1,714	$94	5.5%
Equipment and software expense	310	290	20	6.9%
Net occupancy expense	218	226	(8)	(3.5)%
Outside services	120	116	4	3.4%
Marketing	79	75	4	5.3%
Professional, legal and regulatory expenses	66	240	(174)	(72.5)%
Credit/checkcard expenses	45	52	(7)	(13.5)%
FDIC insurance assessments	81	43	38	88.4%
Visa class B shares expense	22	17	5	29.4%
Operational losses	183	38	145	381.6%
Branch consolidation, property and equipment charges	4	(2)	6	300.0%
Other miscellaneous expenses	295	242	53	21.9%
Total non-interest expense	$3,231	$3,051	$180	5.9%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The tables below present computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	3Q23 vs. 2Q23		3Q23 vs. 3Q22
Non-interest expense (GAAP)	A	$1,093	$1,111	$1,027	$1,017	$1,170	$(18)	(1.6)%	$(77)	(6.6)%
Adjustments:
Branch consolidation, property and equipment charges		(1)	(1)	(2)	(5)	(3)	—	—%	2	(66.7)%
Salaries and employee benefits—severance charges		(3)	—	—	—	—	(3)	NM	(3)	NM
Professional, legal and regulatory expenses (1)		—	—	—	—	(179)	—	NM	179	(100.0)%
Adjusted non-interest expense (non-GAAP)	B	$1,089	$1,110	$1,025	$1,012	$988	$(21)	(1.9)%	$101	10.2%
Net interest income (GAAP)	C	$1,291	$1,381	$1,417	$1,401	$1,262	$(90)	(6.5)%	$29	2.3%
Taxable-equivalent adjustment		13	12	13	13	12	1	8.3%	1	8.3%
Net interest income, taxable-equivalent basis	D	$1,304	$1,393	$1,430	$1,414	$1,274	$(89)	(6.4)%	$30	2.4%
Non-interest income (GAAP)	E	$566	$576	$534	$600	$605	$(10)	(1.7)%	$(39)	(6.4)%
Adjustments:
Securities (gains) losses, net		1	—	2	—	1	1	NM	—	—%
Leveraged lease termination gains		—	—	(1)	—	—	—	NM	—	NM
Insurance proceeds (1)		—	—	—	(50)	—	—	NM	—	NM
Adjusted non-interest income (non-GAAP)	F	$567	$576	$535	$550	$606	$(9)	(1.6)%	$(39)	(6.4)%
Total revenue	C+E=G	$1,857	$1,957	$1,951	$2,001	$1,867	$(100)	(5.1)%	$(10)	(0.5)%
Adjusted total revenue (non-GAAP)	C+F=H	$1,858	$1,957	$1,952	$1,951	$1,868	$(99)	(5.1)%	$(10)	(0.5)%
Total revenue, taxable-equivalent basis	D+E=I	$1,870	$1,969	$1,964	$2,014	$1,879	$(99)	(5.0)%	$(9)	(0.5)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,871	$1,969	$1,965	$1,964	$1,880	$(98)	(5.0)%	$(9)	(0.5)%
Efficiency ratio (GAAP) (2)	A/I	58.5%	56.4%	52.3%	50.5%	62.3%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	58.2%	56.4%	52.2%	51.6%	52.6%
Fee income ratio (GAAP) (2)	E/I	30.3%	29.3%	27.2%	29.8%	32.2%
Adjusted fee income ratio (non-GAAP) (2)	F/J	30.3%	29.3%	27.2%	28.0%	32.2%
________
NM - Not Meaningful
(1)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue (continued)

		Nine Months Ended September 30
($ amounts in millions)		2023	2022	2023 vs. 2022
Non-interest expense (GAAP)	A	$3,231	$3,051	$180	5.9%
Adjustments:
Branch consolidation, property and equipment charges		(4)	2	(6)	(300.0)%
Salaries and employee benefits—severance charges		(3)	—	(3)	NM
Professional, legal and regulatory expenses (1)		—	(179)	179	100.0%
Adjusted non-interest expense (non-GAAP)	B	$3,224	$2,874	$350	12.2%
Net interest income (GAAP)	C	$4,089	$3,385	$704	20.8%
Taxable-equivalent adjustment		38	34	4	11.8%
Net interest income, taxable-equivalent basis	D	$4,127	$3,419	$708	20.7%
Non-interest income (GAAP)	E	$1,676	$1,829	$(153)	(8.4)%
Adjustments:
Securities (gains) losses, net		3	1	2	(200.0)%
Leveraged lease termination gains		(1)	(1)	—	—%
Adjusted non-interest income (non-GAAP)	F	$1,678	$1,829	$(151)	(8.3)%
Total revenue	C+E= G	$5,765	$5,214	$551	10.6%
Adjusted total revenue (non-GAAP)	C+F=H	$5,767	$5,214	$553	10.6%
Total revenue, taxable-equivalent basis	D+E=I	$5,803	$5,248	$555	10.6%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$5,805	$5,248	$557	10.6%
Operating leverage ratio (GAAP) (2)	I-A				4.7%
Adjusted operating leverage ratio (non-GAAP) (2)	J-B				(1.6)%
Efficiency ratio (GAAP) (2)	A/I	55.7%	58.1%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	55.5%	54.8%
Fee income ratio (GAAP) (2)	E/I	28.9%	34.9%
Adjusted fee income ratio (non-GAAP) (2)	F/J	28.9%	34.8%
______
NM - Not Meaningful
(1)This adjustment relates to the settlement of a previously disclosed matter with the Consumer Financial Protection Bureau.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratios

The table below provides a calculation of “return on average tangible common shareholders’ equity” (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, average preferred stock and average accumulated other comprehensive income (AOCI). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY*
Net income available to common shareholders (GAAP)	A	$465	$556	$588	$660	$404
Average shareholders' equity (GAAP)		$16,468	$16,892	$16,457	$15,442	$16,473
Less:
Average intangible assets (GAAP)		5,955	5,966	5,977	5,996	6,019
Average deferred tax liability related to intangibles (GAAP)		(106)	(104)	(103)	(105)	(104)
Average preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Average tangible common shareholders' equity (non-GAAP)	B	$8,960	$9,371	$8,924	$7,892	$8,899
Less: Average AOCI, after tax		(3,684)	(2,936)	(3,081)	(3,535)	(2,213)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$12,644	$12,307	$12,005	$11,427	$11,112
Return on average tangible common shareholders' equity (non-GAAP) (1)	A/B	20.58%	23.82%	26.70%	33.20%	18.02%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	A/C	14.58%	18.14%	19.85%	22.91%	14.42%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$16,100	$16,639	$16,883	$15,947	$15,173
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,949	5,959	5,971	5,982	6,005
Deferred tax liability related to intangibles (GAAP)		(108)	(106)	(104)	(103)	(105)
Tangible common shareholders’ equity (non-GAAP)	B	$8,600	$9,127	$9,357	$8,409	$7,614
Total assets (GAAP)	C	$153,624	$155,656	$154,135	$155,220	$157,798
Less:
Intangible assets (GAAP)		5,949	5,959	5,971	5,982	6,005
Deferred tax liability related to intangibles (GAAP)		(108)	(106)	(104)	(103)	(105)
Tangible assets (non-GAAP)	D	$147,783	$149,803	$148,268	$149,341	$151,898
Shares outstanding—end of quarter	E	939	939	935	934	934
Total equity to total assets (GAAP) (1)	A/C	10.48%	10.69%	10.95%	10.27%	9.62%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	5.82%	6.09%	6.31%	5.63%	5.01%
Tangible common book value per share (non-GAAP) (1)	B/E	$9.16	$9.72	$10.01	$9.00	$8.15
____
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Components:
Beginning allowance for loan losses (ALL)	$1,513	$1,472	$1,464	$1,418	$1,425
Cumulative change in accounting guidance (1)	—	—	(38)	—	—
Beginning allowance for loan losses (ALL), as adjusted for change in accounting guidance	$1,513	$1,472	$1,426	$1,418	$1,425

Loans charged-off:
Commercial and industrial	53	52	49	38	20
Commercial real estate mortgage—owner-occupied	1	—	—	1	—
Total commercial	54	52	49	39	20
Commercial investor real estate mortgage	—	—	—	5	—
Total investor real estate	—	—	—	5	—
Residential first mortgage	—	1	—	—	1
Home equity—lines of credit	1	1	1	1	2
Home equity—closed-end	1	—	—	—	—
Consumer credit card	14	12	12	11	9
Other consumer—exit portfolios	3	3	5	4	4
Other consumer (2)	51	43	38	33	99
Total consumer	70	60	56	49	115
Total	124	112	105	93	135

Recoveries of loans previously charged-off:
Commercial and industrial	12	21	10	10	12
Commercial real estate mortgage—owner-occupied	1	—	—	1	1
Total commercial	13	21	10	11	13
Commercial investor real estate mortgage	—	—	—	1	—
Total investor real estate	—	—	—	1	—
Residential first mortgage	—	1	—	1	1
Home equity—lines of credit	1	2	3	3	2
Home equity—closed-end	1	—	—	—	—
Consumer credit card	3	1	2	2	2
Other consumer—exit portfolios	—	1	1	1	—
Other consumer	5	5	6	5	7
Total consumer	10	10	12	12	12
Total	23	31	22	24	25

Net charge-offs (recoveries):
Commercial and industrial	41	31	39	28	8
Commercial real estate mortgage—owner-occupied	—	—	—	—	(1)
Total commercial	41	31	39	28	7
Commercial investor real estate mortgage	—	—	—	4	—
Total investor real estate	—	—	—	4	—
Residential first mortgage	—	—	—	(1)	—
Home equity—lines of credit	—	(1)	(2)	(2)	—
Home equity—closed-end	—	—	—	—	—
Consumer credit card	11	11	10	9	7
Other consumer—exit portfolios	3	2	4	3	4
Other consumer	46	38	32	28	92
Total consumer	60	50	44	37	103
Total	101	81	83	69	110

Provision for loan losses (2)	135	122	129	115	103
Ending allowance for loan losses (ALL)	1,547	1,513	1,472	1,464	1,418
Beginning reserve for unfunded credit commitments	120	124	118	121	89
Provision for (benefit from) unfunded credit losses	10	(4)	6	(3)	32
Ending reserve for unfunded commitments	130	120	124	118	121
Allowance for credit losses (ACL) at period end	$1,677	$1,633	$1,596	$1,582	$1,539

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release

Credit Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Net loan charge-offs as a % of average loans, annualized (3):
Commercial and industrial	0.31%	0.24%	0.31%	0.22%	0.07%
Commercial real estate mortgage—owner-occupied	0.04%	0.01%	(0.02)%	(0.02)%	(0.06)%
Commercial real estate construction—owner-occupied	(0.01)%	(0.27)%	(0.05)%	(0.02)%	(0.08)%
Total commercial	0.29%	0.22%	0.28%	0.19%	0.06%
Commercial investor real estate mortgage	(0.01)%	—%	—%	0.27%	(0.01)%
Commercial investor real estate construction	—%	(0.04)%	—%	(0.01)%	—%
Total investor real estate	—%	(0.01)%	—%	0.21%	(0.01)%
Residential first mortgage	—%	—%	—%	(0.03)%	(0.01)%
Home equity—lines of credit	(0.07)%	(0.08)%	(0.22)%	(0.22)%	(0.08)%
Home equity—closed-end	(0.02)%	—%	(0.03)%	(0.02)%	(0.09)%
Consumer credit card	3.48%	3.38%	3.47%	2.94%	2.39%
Other consumer—exit portfolios	3.14%	2.56%	2.69%	2.46%	2.13%
Other consumer (2)	2.99%	2.55%	2.26%	2.08%	5.92%
Total consumer	0.71%	0.62%	0.55%	0.48%	1.25%
Total	0.40%	0.33%	0.35%	0.29%	0.46%
Non-performing loans, excluding loans held for sale	$642	$492	$554	$500	$495
Non-performing loans held for sale	2	1	1	3	2
Non-performing loans, including loans held for sale	644	493	555	503	497
Foreclosed properties	15	15	15	13	14
Non-performing assets (NPAs)	$659	$508	$570	$516	$511
Loans past due > 90 days (4)	$140	$131	$128	$208	$105
Criticized loans—business (5)	$4,167	$4,039	$3,725	$3,149	$2,771
Credit Ratios (3):
ACL/Loans, net	1.70%	1.65%	1.63%	1.63%	1.63%
ALL/Loans, net	1.56%	1.53%	1.50%	1.51%	1.50%
Allowance for credit losses to non-performing loans, excluding loans held for sale	261%	332%	288%	317%	311%
Allowance for loan losses to non-performing loans, excluding loans held for sale	241%	308%	266%	293%	287%
Non-performing loans, excluding loans held for sale/Loans, net	0.65%	0.50%	0.56%	0.52%	0.52%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.67%	0.51%	0.58%	0.53%	0.54%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (4)	0.81%	0.64%	0.71%	0.75%	0.65%
(1)Regions adopted accounting guidance on January 1, 2023 that removed the definition of troubled debt restructurings and replaced it with modifications to borrowers experiencing financial difficulty. The Company recorded the cumulative effect of the change in accounting guidance as an increase in retained earnings and a reduction in deferred tax assets.
(2)At the end of the third quarter of 2022, the Company sold certain unsecured consumer loans with an associated allowance of $94 million at the time of the sale. As shown in the table below, there was a $63 million fair value mark recorded through charge-offs, which resulted in a net provision benefit of $31 million associated with the sale.
(3)Amounts have been calculated using whole dollar values.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 21 for amounts related to these loans.
(5)Business represents the combined total of commercial and investor real estate loans.

Adjusted Net Charge-offs and Ratio (non-GAAP)

At the end of the third quarter of 2022, the Company made the strategic decision to sell certain unsecured consumer loans. These loans were marked down to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended
($ amounts in millions)	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Net loan charge-offs (GAAP)	$101	$81	$83	$69	$110
Less: charge-offs associated with the sale of unsecured consumer loans	—	—	—	—	63
Adjusted net loan charge-offs (non-GAAP)	$101	$81	$83	$69	$47
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.40%	0.33%	0.35%	0.29%	0.19%
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2023		6/30/2023		3/31/2023		12/31/2022		9/30/2022
Commercial and industrial	$361	0.70%	$297	0.57%	$385	0.74%	$347	0.68%	$333	0.67%
Commercial real estate mortgage—owner-occupied	43	0.90%	34	0.72%	34	0.68%	29	0.58%	29	0.57%
Commercial real estate construction—owner-occupied	10	3.50%	5	1.60%	6	1.85%	6	1.93%	6	2.22%
Total commercial	414	0.73%	336	0.59%	425	0.74%	382	0.68%	368	0.67%
Commercial investor real estate mortgage	169	2.63%	98	1.51%	67	1.06%	53	0.83%	59	0.93%
Total investor real estate	169	1.94%	98	1.14%	67	0.80%	53	0.63%	59	0.72%
Residential first mortgage	24	0.12%	24	0.12%	26	0.14%	31	0.16%	29	0.16%
Home equity—lines of credit	29	0.91%	28	0.84%	30	0.90%	28	0.79%	32	0.90%
Home equity—closed-end	6	0.23%	6	0.24%	6	0.23%	6	0.24%	7	0.28%
Total consumer	59	0.18%	58	0.17%	62	0.19%	65	0.20%	68	0.22%
Total non-performing loans	$642	0.65%	$492	0.50%	$554	0.56%	$500	0.52%	$495	0.52%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2023		6/30/2023		3/31/2023		12/31/2022		9/30/2022
Commercial and industrial	$52	0.10%	$55	0.10%	$47	0.09%	$56	0.11%	$77	0.16%
Commercial real estate mortgage—owner-occupied	7	0.14%	4	0.09%	7	0.14%	9	0.18%	5	0.09%
Total commercial	59	0.10%	59	0.10%	54	0.09%	65	0.12%	82	0.15%
Commercial investor real estate mortgage	115	1.78%	1	0.01%	1	0.01%	—	—%	1	—%
Total investor real estate	115	1.31%	1	0.01%	1	0.01%	—	—%	1	—%
Residential first mortgage—non-guaranteed (1)	95	0.48%	83	0.42%	74	0.39%	86	0.47%	85	0.47%
Home equity—lines of credit	33	1.02%	28	0.85%	28	0.83%	30	0.85%	20	0.58%
Home equity—closed-end	11	0.46%	10	0.43%	10	0.38%	11	0.44%	11	0.44%
Consumer credit card	18	1.43%	16	1.28%	15	1.24%	16	1.26%	17	1.39%
Other consumer—exit portfolios	6	1.71%	6	1.54%	7	1.38%	10	1.75%	10	1.49%
Other consumer	80	1.30%	79	1.32%	69	1.18%	67	1.18%	49	0.93%
Total consumer (1)	243	0.85%	222	0.78%	203	0.74%	220	0.82%	192	0.73%
Total accruing 30-89 days past due loans (1)	$417	0.42%	$282	0.29%	$258	0.26%	$285	0.29%	$275	0.29%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2023		6/30/2023		3/31/2023		12/31/2022		9/30/2022
Commercial and industrial	$13	0.02%	$10	0.02%	$23	0.04%	$30	0.06%	$4	0.01%
Commercial real estate mortgage—owner-occupied	1	0.01%	1	0.02%	—	0.01%	1	0.02%	—	—%
Total commercial	14	0.02%	11	0.02%	23	0.04%	31	0.05%	4	0.01%
Commercial investor real estate mortgage	—	—%	—	—%	—	—%	40	0.63%	—	—%
Total investor real estate	—	—%	—	—%	—	—%	40	0.48%	—	—%
Residential first mortgage—non-guaranteed (2)	58	0.30%	53	0.28%	47	0.25%	47	0.26%	50	0.28%
Home equity—lines of credit	16	0.49%	19	0.56%	17	0.50%	15	0.44%	17	0.47%
Home equity—closed-end	7	0.29%	8	0.31%	8	0.36%	8	0.33%	8	0.31%
Consumer credit card	17	1.37%	15	1.26%	15	1.20%	15	1.19%	13	1.12%
Other consumer—exit portfolios	1	0.18%	1	0.18%	1	0.18%	1	0.19%	1	0.20%
Other consumer	27	0.44%	24	0.40%	17	0.30%	17	0.29%	12	0.22%
Total consumer (2)	126	0.45%	120	0.43%	105	0.42%	103	0.42%	101	0.40%
Total accruing 90+ days past due loans (2)	$140	0.14%	$131	0.13%	$128	0.13%	$174	0.18%	$105	0.11%

Total delinquencies (1) (2)	$557	0.57%	$413	0.42%	$386	0.39%	$459	0.47%	$380	0.40%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $43 million at 9/30/2023, $36 million at 6/30/2023, $37 million at 3/31/2023, $46 million at 12/31/2022, and $39 million at 9/30/2022.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $23 million at 9/30/2023, $24 million at 6/30/2023, $30 million at 3/31/2023, $34 million at 12/31/2022, and $26 million at 9/30/2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Rising interest rates could negatively impact the value of our portfolio of investment securities.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•The effects of social media on market perceptions of us and banks generally.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2023 Earnings Release
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.